SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
__________________________________________

Pursuant to Section 13 or 15 (d) of
The Securities Exchange Act of 1934

April 20, 2004
Date of report (date of earliest event reported)

    FOREST LABORATORIES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	1-5438 (Commission File Number)	11-1798614 (I.R.S. Employer Identification Number)

909 Third Avenue New York, New York (Address of principal executive offices)		10022-4731 (Zip code)

(212) 421-7850
(Registrant's telephone number, including area code)

Item 12. Results of Operations and Financial Condition

On April 20, 2004, the Registrant issued a press release announcing its results of operations for the quarter and year ended March 31, 2004. A copy of the press release is included with this report as Exhibit 99(1).

Item 7. Financial Statements, Pro-Forma Financial Information and Exhibits

(c) Exhibit 99(1). Press release of Forest Laboratories, Inc. dated April 20, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 20, 2004

Forest Laboratories, Inc.
(Registrant)

/s/ John E. Eggers
John E. Eggers
Vice President - Finance and
Chief Financial Officer

Exhibit 99(1)

                                                                                                                 Company Contact:
                                                                                                                 CHARLES E. TRIANO
                                                                                                                 Vice President-Investor Relations
                                                                                                                 Forest Laboratories, Inc.
                                                                                                                 909 Third Avenue
                                                                                                                 New York, NY 10022
                                                                                                                 (212) 224-6714
                                                                                                                 charles.triano@frx.com

FOREST LABORATORIES REPORTS EARNINGS PER SHARE OF $0.38 FOR FISCAL FOURTH QUARTER

NEW YORK, April 20, 2004 ---- Forest Laboratories, Inc. (NYSE: FRX), an international pharmaceutical manufacturer and marketer, today reported revenues and earnings for its fiscal fourth quarter and twelve months ended March 31, 2004.

Fourth Quarter Results

Net sales for the quarter increased 17% to $725,080,000 from $621,114,000 in the prior year. Sales in the quarter included $597,493,000 for Forest's antidepressant franchise which was comprised of $351,838,000 of Lexapro® (escitalopram oxalate) and $245,655,000 of Celexa® (citalopram HBr), both selective serotonin reuptake inhibitors (SSRIs). Antidepressant sales in last year's fourth quarter were $484,933,000. Namenda™, our recently introduced NMDA receptor antagonist for the treatment of moderate to severe Alzheimer's Disease, recorded sales of $34,295,000 during its first full quarter in the marketplace.

Net income in the current quarter decreased 20% to $145,482,000. Selling, general and administrative expenses increased 50% to $298,112,000 due to salesforce expansion and launch expenses for Namenda and Lexapro for the Generalized Anxiety Disorder indication. Research and development spending increased 57% to $80,713,000 during the quarter. Research and development spending included upfront payments to both Cypress Biosciences, Inc. and ChemoCentryx, Inc. in conjunction with product in-licensing programs announced during the quarter. Diluted earnings per share equaled $0.38 in the current quarter as compared to $0.48 in last year's fourth quarter.

Twelve Months Results

Net sales for the fiscal year ended March 31, 2004 increased to $2,650,432,000 a 20% increase over reported sales for fiscal year 2003 of $2,206,706,000. For the fiscal year, total antidepressant franchise sales were $2,176,238,000 which was comprised of $1,088,957,000 of Lexapro and $1,087,281,000 of Celexa.

Net income for the twelve months ended March 31, 2004 increased 18% to $735,874,000 from net income of $621,988,000 reported in the prior year. Selling, general and administrative expenses increased 24% to $888,517,000, while research and development spending increased 20% to $246,461,000 during the year. Diluted earnings per share for fiscal 2004 equaled $1.95 compared to diluted earnings per share of $1.66 in fiscal 2003.

Howard Solomon, Chairman and Chief Executive Officer of Forest, said: "The just completed fiscal year was highlighted by strong performance from our antidepressant category led by our SSRI Lexapro and by the recent launch of Namenda, an NMDA receptor antagonist for the treatment of moderate to severe Alzheimer's disease. For the year Lexapro sales surpassed the $1 billion mark and now account for more than two-thirds of the new prescription market share for our franchise. We anticipate further significant growth for this product and our franchise, which currently has the leading market share in the category, as physicians continue to gain experience with and upgrade patients to Lexapro."

"The launch of Namenda this past quarter for moderate to severe Alzheimer's disease has been notable for the rapid early adoption of the product by physicians and resulting significant market share gains. Namenda's distinct mechanism of action, favorable side effect profile and unique indication in the moderate to severe disease category will continue to drive use both as monotherapy and in combination with other currently approved products."

Mr Solomon continued: "Our successful co-promotion program with Sankyo Pharma for the marketing of the anti-hypertensive Benicar®* has significantly increased the market share of Benicar and Benicar HCT™ in the Angiotensin Receptor Blocker category, the fastest growing anti-hypertensive category, and we remain on track to begin recognizing income from the partnership around the middle of this calendar year. Also during this past quarter we announced two additional in-licensing agreements: one with Cypress Biosciences, Inc. for the development of milnacipran for Fibromyalgia Syndrome, which is currently in Phase III testing, and other possible indications, and another with ChemoCentryx, Inc. for an early stage program in inflammation and autoimmune disease.

"During our fiscal year ending in March 2005 we will focus on the continued implementation of marketing plans to support Lexapro, Namenda and Benicar designed to enable these products to achieve their peak potential. We will also be investing in research and development behind memantine for the treatment of neuropathic pain, neramexane for Alzheimer's disease and other CNS indications, lercanidipine for hypertension and for the two recently announced in-license programs. We anticipate that Aerospan® for the treatment of asthma and Combunox for the treatment of pain could be launched late in fiscal 2005. At this time, we expect that our projected spending levels in support of both currently promoted and development products, continued market share gains for our key products and the entry of generic versions of Celexa are likely to result in earnings per share for the fiscal year ending March 31, 2005 in the range of $2.35 to $2.50."

Forest will host a conference call at 10:00 AM EDT today to discuss the results. The conference call will be webcast live on the Company's website at www.frx.com and also on the website www.streetevents.com. Please log on to either website at least fifteen minutes prior to the conference call as it may be necessary to download software to access the call. A replay of the conference call will be available until April 30, 2004 at both websites and also by dialing 1 800 642 1687 (US investors) or +1 706 645 9291 (international investors) passcode 6806082.

Except for historical information contained herein, this release contains forward-looking statements that involve risks and uncertainties that affect our business, including risk factors listed from time to time in the Company's SEC reports, including the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2003 and subsequent quarterly reports on Form 10-Q. Actual results may differ from those projected.

*Benicar is a registered trademark of Sankyo Pharma.

* * * * *

FOREST LABORATORIES, INC. AND SUBSIDIARIES
Consolidated Statement of Income
(Unaudited)
(In thousands, except per share amounts)	Three Months Ended March 31,		Twelve Months Ended March 31,
	2004	2003	2004	2003
Revenues:
Net sales	$725,080	$621,114	$2,650,432	$2,206,706
Other income	8,059	7,397	29,842	39,100
Net revenues	733,139	628,511	2,680,274	2,245,806

Costs and expenses: Cost of goods sold	169,105	140,053	608,474	504,922
Selling, general and administrative	298,112	198,449	888,517	715,432
Research and development	80,713	51,412	246,461	204,883
	547,930	389,914	1,743,452	1,425,237

Income before income tax expense	185,209	238,597	936,822	820,569

Income tax expense	39,727	57,860	200,948	198,581

Net income	$145,482	$180,737	$ 735,874	$ 621,988
	=======	=======	=======	=======
Net income per common and common
equivalent share:

Basic	$0.39	$0.50	$2.01	$1.72
	====	====	====	====
Diluted	$0.38	$0.48	$1.95	$1.66
	====	====	====	====
Weighted average number of common and common equivalent shares outstanding:

Basic	368,537	363,089	365,447	360,874
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Diluted	381,088	376,135	376,779	373,702
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